Exhibit 3.187

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LEWIS-GALE MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LEWIS-GALE MEDICAL CENTER, LLC”.

Harriet Smith Windsor, Secretary of State

2964415 8100H	AUTHENTICATION: 5126283

060958045	DATE: 10-18-06

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/09/1998 981430470 - 2964415

CERTIFICATE OF FORMATION

OF

LEWIS-GALE MEDICAL CENTER, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Lewis-Gale Medical. Center, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:	/s/ John M. Franck II
Name: John M. Franck II Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF

Lewis-Gale Medical Center, LLC

1.	The name of the limited liability company is Lewis-Gale Medical Center, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Lewis-Gale Medical Center, LLC this 10th day of December, 2001.

Lewis-Gale Medical Center, LLC

/s/ Mary R. Adams
Mary R. Adams, Assistant Secretary